Exhibit No. 23.1






                       CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of PPG Industries, Inc. on Form S-8 of our reports dated January 19, 1995 and June 10, 1994 appearing in and incorporated by reference in the Annual Report on Form 10-K of PPG Industries, Inc. for the year ended December 31, 1994 and in the Annual Report on Form 11-K of the PPG Industries Employee Savings Plan for the year ended December 31, 1993, respectively.

/s/Deloitte& Touche LLP

DELOITTE & TOUCHE LLP
Pittsburgh, Pennsylvania

April 28, 1995
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